CENTRAL HUDSON GAS & ELECTRIC CORPORATION

Computation of Ratio of Earnings to Fixed Charges              Exhibit (12) (ii)
and Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                               2003
                                                              -----------------------------------------
                                                               3 Months       6 Months        12 Months
                                                                Ended           Ended           Ended
                                                               June 30         June 30         June 30
                                                              ---------       ---------       ---------
      Earnings:
A.        Net Income                                          $   7,192       $  22,350       $  36,395
B.        Federal & State Income Tax                              5,008          15,461          24,828
                                                              ---------       ---------       ---------
C.        Earnings before Income Taxes                        $  12,200       $  37,811       $  61,223
                                                              =========       =========       =========
D.        Fixed Charges
               Interest on Mortgage Bonds                           239             502           1,299
               Interest on Other Long-Term Debt                   2,627           5,252          10,683
               Other Interest                                     2,301           4,802          10,409
               Interest Portion of Rents                            179             368             738
               Amortization of Premium & Expense on Debt            324             648           1,290
                                                              ---------       ---------       ---------
               Total Fixed Charges                            $   5,670       $  11,572       $  24,419
                                                              =========       =========       =========

E.        Total Earnings                                      $  17,870       $  49,383       $  85,642
                                                              =========       =========       =========

      Preferred Dividend Requirements:
F.        Allowance for Preferred Stock Dividends
                    Under IRC Sec 247                         $     451       $     902       $   1,805
G.        Less Allowable Dividend Deduction                         (32)            (64)           (127)
                                                              ---------       ---------       ---------
H.        Net Subject to Gross-up                                   419             838           1,678
I.        Ratio of Earnings before Income
               Taxes to Net Income (C/A)                          1.696           1.692           1.682
                                                              ---------       ---------       ---------
J.        Pref. Dividend  (Pre-tax) (H x L)                         711           1,418           2,822
K.        Plus Allowable Dividend Deduction                          32              64             127
                                                              ---------       ---------       ---------
L.        Preferred Dividend Factor                                 743           1,482           2,949
M.        Fixed Charges (D)                                       5,670          11,572          24,419
                                                              ---------       ---------       ---------
N.        Total Fixed Charges and Preferred Dividends         $   6,413       $  13,054       $  27,368
                                                              =========       =========       =========

O.        Ratio of Earnings to Fixed Charges (E/D)                 3.15            4.27            3.51
                                                              =========       =========       =========
P.        Ratio of Earnings to Fixed Charges and
          Preferred Dividends (E/N)                                2.79            3.78            3.13
                                                              =========       =========       =========

                                                                              Year Ended December 31,
                                                             ---------------------------------------------------------


                                                                2002          2001 (1)          2000            1999
                                                             ---------       ---------       ---------       ---------
      Earnings:
A.        Net Income                                         $  32,524       $  44,178       $  52,595       $  51,881
B.        Federal & State Income Tax                            21,690          (7,637)         37,150          28,144
                                                             ---------       ---------       ---------       ---------
C.        Earnings before Income Taxes                       $  54,214       $  36,541       $  89,745       $  80,025
                                                             =========       =========       =========       =========
D.        Fixed Charges
               Interest on Mortgage Bonds                        2,136           5,211          11,342          13,057
               Interest on Other Long-Term Debt                  9,819          10,446          12,864          11,094
               Other Interest                                   11,772          11,820           6,251           4,860
               Interest Portion of Rents                           749             801             962             993
               Amortization of Premium & Expense on Debt         1,249           1,350           1,170             993
                                                             ---------       ---------       ---------       ---------
               Total Fixed Charges                           $  25,725       $  29,628       $  32,589       $  30,997
                                                             =========       =========       =========       =========

E.        Total Earnings                                     $  79,939       $  66,169       $ 122,334       $ 111,022
                                                             =========       =========       =========       =========

      Preferred Dividend Requirements:
F.        Allowance for Preferred Stock Dividends
                    Under IRC Sec 247                        $   2,161       $   3,230       $   3,230       $   3,230
G.        Less Allowable Dividend Deduction                       (127)           (127)           (127)           (127)
                                                             ---------       ---------       ---------       ---------
H.        Net Subject to Gross-up                                2,034           3,103           3,103           3,103
I.        Ratio of Earnings before Income
               Taxes to Net Income (C/A)                         1.667           0.827           1.706           1.542
                                                             ---------       ---------       ---------       ---------
J.        Pref. Dividend  (Pre-tax) (H x L)                      3,391           2,566           5,294           4,785
K.        Plus Allowable Dividend Deduction                        127             127             127             127
                                                             ---------       ---------       ---------       ---------
L.        Preferred Dividend Factor                              3,518           2,693           5,421           4,912
M.        Fixed Charges (D)                                     25,725          29,628          32,589          30,997
                                                             ---------       ---------       ---------       ---------
N.        Total Fixed Charges and Preferred Dividends        $  29,243       $  32,321       $  38,010       $  35,909
                                                             =========       =========       =========       =========

O.        Ratio of Earnings to Fixed Charges (E/D)                3.11            2.23            3.75            3.58
                                                             =========       =========       =========       =========
P.        Ratio of Earnings to Fixed Charges and
          Preferred Dividends (E/N)                               2.73            2.05            3.22            3.09
                                                             =========       =========       =========       =========

(1) The reduction in the ratios reflects the net effect of regulatory actions in 2001 associated with the sale of the interests of Central Hudson in its principal generating facilities, including the recording of a significant amount of federal investment income tax credits.